UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2010
Citizens First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Water Street, Port Huron, Michigan (Address of principal executive offices)	48060 (Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01, Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Citizens First Bancorp, Inc. (the “Company”) previously reported in its Form 8-K filed November, 25, 2009 that its Board of Directors instructed management to prepare an analysis of the alternatives to the continued listing of its common stock on the Nasdaq Global Select Market, including the transfer to The Nasdaq Capital Market or trading of the Company’s securities on the OTC Bulletin Board. Based on management’s recommendation, the Company thereafter applied for and transferred from the NASDAQ Global Select Market to the NASDAQ Capital Market on December 16, 2009. For the reasons described below, on February 9, 2010, the Board of Directors unanimously authorized management to cause the filing of a Form 25 with the Securities and Exchange Commission (“SEC”) to voluntarily delist its common stock from the NASDAQ Capital Market. On February 12, 2010, the Company, pursuant to NASDAQ Marketplace Rule 5840(j), notified the NASDAQ Stock Market (“NASDAQ”) of the company’s intention to delist from the NASDAQ Capital Market.
The Company intends to file a Form 25 with the SEC and NASDAQ on February 22, 2010 to effect the voluntary delisting of its common stock from the NASDAQ Capital Market. The Company’s common stock will be suspended from trading as of the date of the Form 25 filing with the SEC. The official delisting of the Company’s common stock will be effective ten days thereafter, or March 4, 2010.
Following the effectiveness of the Form 25 filing, the Company’s common stock will not be eligible for trading on any national exchange or the OTC Bulletin Board, although such securities may still be eligible for quotation on the Pink Sheets by broker-dealers. The Company does not currently intend to arrange for the listing or quotation of its securities on any securities exchange or quotation system.
On October 9, 2009, the Company received notice from the NASDAQ Staff indicating that the Company was not in compliance with NASDAQ’s continued listing requirement under Marketplace Rule 5450(a)(1), which required a minimum bid price for common stock of $1.00 per share. On November 20, 2009, the Company received notice from the Listing Qualifications Staff of the NASDAQ Stock Market (the “Staff”) that it was not in compliance with Marketplace Rule 5450(b)(1)(C), which requires a minimum market value of publicly held shares of $5,000,000; Marketplace Rule 5450(b)(1)(A), which requires a minimum stockholders’ equity of $10,000,000; and Marketplace Rule 5250(c)(1), which requires NASDAQ listed companies to be current with respect to the filing of their periodic reports with the SEC. The Company cured each of these deficiencies, other then the minimum bid price for its common stock and its failure to be current in its periodic reports with the SEC, by transferring from the NASDAQ Global Select Market to the NASDAQ Capital Market on December 16, 2009.
The decision to delist from the NASDAQ Capital Market has been reached as part of the Company’s overall strategy to conserve resources and improve cost-effectiveness as the benefits of maintaining a NASDAQ listing have declined over time. The limited trading volume and low trading prices on NASDAQ of the Company’s common stock, and additional complexities and administrative burdens associated with being a listed security, outweigh the benefits to the Company and its shareholders of continued NASDAQ listing.
A copy of the Company’s press release describing the reasons for its decision and details of the notification is attached to the report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated February 12, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010	Citizens First Bancorp, Inc.
/s/ Marshall J. Campbell
By: Marshall J. Campbell
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 12, 2010